                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                APEX MORTGAGE CAPITAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                     [LOGO]

                                   NOTICE OF
                                 ANNUAL MEETING
                                OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 30, 1999

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Shares of Common Stock of Apex Mortgage Capital, Inc.:

    The 1999 Annual Meeting of Shareholders of Apex Mortgage Capital, Inc. will be held on June 30, 1999 at The Wilshire Grand Hotel, located at 930 Wilshire Boulevard, Los Angeles, California 90017 at 9:00 a.m. Pacific Time, for the following purposes:

    - To elect three directors to hold office for a term of three years, or until their successors are elected and qualified.

    - To ratify the appointment of Deloitte & Touche LLP, independent public accountants, as auditors for the current year; and

    - To take action on other business that may properly come before the meeting.

    To assure your representation at the meeting, please mark, sign and date your proxy card and return it in the envelope provided after reading the accompanying proxy statement.

                                          MICHAEL E. CAHILL
                                          SECRETARY

Los Angeles, California
April 30, 1999

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT.
                     PLEASE PROMPTLY DATE, SIGN AND RETURN
                      YOUR PROXY IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

                                                                  April 30, 1999

                                PROXY STATEMENT

                             ---------------------

                              GENERAL INFORMATION

    This proxy statement and accompanying proxy card are being mailed to shareholders beginning on or about May 10, 1999 in connection with the solicitation of proxy cards by the Board of Directors of Apex Mortgage Capital, Inc. (hereinafter referred to as the "Company") for use at the 1999 Annual Meeting of Shareholders. The principal office of the Company is located at 865 South Figueroa Street, Los Angeles, California 90017.

    Holders of record of Company common stock at the close of business on April 30, 1999 are entitled to notice of and to vote at the meeting. At the close of business on April 23, 1999 there were 5,753,000 shares of common stock outstanding, each of which entitles its holder to one vote. Cumulative voting is not allowed.

    THE BOARD OF DIRECTORS SOLICITS AND RECOMMENDS YOUR EXECUTION OF THE ENCLOSED PROXY CARD. You may revoke your proxy card at any time prior to it being used at the meeting by submission of a later proxy, giving notice in writing to the Secretary of the Company or voting in person.

    Shares for which a properly signed proxy card is received will be represented at the Annual Meeting and will be voted as instructed on the proxy card. Shareholders are urged to specify their choices by marking an "X" in the appropriate box on the proxy card. If no choices are specified, the shares represented will be voted as recommended by your Board of Directors.

    The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of the Company's common stock issued and outstanding as of April 30, 1999, will constitute a quorum. A quorum is necessary for the transaction of business at the Annual Meeting. The Company will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voting for purposes of any matter submitted to the stockholders for a vote. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be treated as abstentions with respect to that matter. Shares represented by improperly marked proxy cards will be treated as abstentions.

    Once a quorum is present, a majority of the votes cast at the Annual Meeting is sufficient to take or authorize action upon any matter which may properly come before the meeting and a plurality of all the votes cast at the meeting is sufficient to elect a director.

    Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting.

    The enclosed proxy is solicited by the Board of Directors of the Company. The cost of the solicitation will be borne by the Company. Proxy solicitations will be made by mail, and may also be made by personal interview, telephone, facsimile transmission and telegram on behalf of the Company by directors and officers of the Company. Banks, brokerage houses, nominees and other fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners and obtain authorization for the execution of proxies. The Company may reimburse brokers, banks and other fiduciaries for postage and reasonable expenses incurred by them in the forwarding of proxy material to beneficial owners of stock. The Company does not expect to engage an outside firm to solicit proxies.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes. Except during the first term of office following the Company's commencement of operations, each class will serve a three-year term. The present term for the Class I directors expires at the Annual Meeting, and the present terms for the Class II and Class III directors expire at the annual meetings of stockholders to be held in 2000 and 2001, respectively. Each director holds such office until his or her successor is duly elected or qualified.

    Three Class I directors are to be elected at the Annual Meeting to hold office until the Annual Meeting of Stockholders in 2002 and until their respective successors are duly elected and qualified. The Board of Directors has nominated John C. Argue, Carl C. Gregory, III and Jeffrey E. Gundlach to continue to serve as Class I directors (the "Nominees"). Each of the Nominees is currently serving as a director of the Company. The Board of Directors anticipates that each Nominee will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to serve, the proxy confers upon the holders thereof discretionary authority to vote for the election of such other person or persons as the Board of Directors may recommend.

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES. PROXIES RECEIVED WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

                      PROPOSAL 2: APPOINTMENT OF AUDITORS

    Deloitte & Touche LLP, independent public accountants, have been appointed as auditors by the Board of Directors of the Company to examine the books and accounts of the Company for the year ending December 31, 1999. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting. This representative will have the opportunity to make a statement and is expected to be available to respond to appropriate questions raised at the meeting.

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS ITEM. PROXIES RECEIVED WILL BE VOTED FOR THIS ITEM UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

                                 OTHER BUSINESS

    Management does not intend to present and does not know that others will present any other items of business at the Annual Meeting. However, if any other matters properly come before the meeting, the appointed Proxies will vote in their discretion.

                        DIRECTORS AND EXECUTIVE OFFICERS

CLASS I DIRECTORS

    JOHN C. ARGUE, 67, has been an unaffiliated director of the Company and a member of its Audit Committee since December 1997. Since 1990 Mr. Argue has been Of Counsel to the law firm of Argue Pearson Harbison & Myers. Mr. Argue is also a Director of Avery Dennison Corporation, Nationwide Health Properties Inc., the TCW Galileo Family of Funds and TCW Convertible Securities Fund, Inc. He is an advisory director of LAACO Ltd. Mr. Argue is also a trustee of the TCW/DW Funds. He is Chairman of The Rose Hills Foundation.

    CARL C. GREGORY, III, 54, has been an unaffiliated director of the Company and a member of its Audit Committee since December 1997. Since January 1998, Mr. Gregory has been Chairman and Chief Executive Officer of West Capital Financial Services Corp. From January 1996 through 1997, he was Managing Partner of American Western Partners and from 1991 through 1995 he was Chairman, Chief Executive Officer and a Director of MIP Properties, Inc. Mr. Gregory has also been a Director of Pacific

Gulf Properties, Inc. since 1997. Mr. Gregory received a B.A. degree in Accounting from Southern Methodist University and an M.B.A. degree in Finance from the University of Southern California.

    JEFFREY E. GUNDLACH, 39, is Chief Investment Officer, Vice Chairman and has been an affiliated director of the Company since October 1997. Mr. Gundlach is a Group Managing Director of TCW Investment Management Company (the "Manager"), and of certain affiliates of the Manager. Mr. Gundlach has been with The TCW Group, Inc. and its subsidiaries and affiliates ("TCW") since 1985. Previously, Mr. Gundlach was employed by Transamerica Corporation's Property/Casualty Insurance division, where he was a Senior Loss Reserve Analyst responsible for investment discount and funding strategies. Mr. Gundlach is also a member of TCW's mortgage backed securities group. Mr. Gundlach is a graduate of Dartmouth College, holding B.A. degrees in Mathematics and Philosophy (summa cum laude). He also attended Yale University as a Ph.D. candidate in Mathematics.

CLASS II DIRECTORS

    PETER G. ALLEN, 40, has been an unaffiliated director of the Company and a member of its Audit Committee since December 1997. He is also Chairman of its Compensation Committee. Mr. Allen is an investment banker who has worked for Credit Suisse First Boston as a Managing Director and co-head of their West Coast office since October, 1998. Previously, he worked at Morgan Stanley & Co. Incorporated for 15 years through January, 1997, where he was the Managing Director responsible for the firm's investment banking operations in the southwestern United States. During his tenure at Morgan Stanley, Mr. Allen advised a number of companies in a wide variety of strategic and financial transactions. Mr. Allen was also the Managing Partner at Chartwell Partners from January 1997 through July 1997. Mr. Allen received his B.A. degree in Economics, summa cum laude, from Yale University in 1980 and his M.B.A. degree from Stanford University in 1984.

    PHILIP A. BARACH, 46, is President, Chief Executive Officer and has been an affiliated director of the Company since October 1997. Mr. Barach is also a Group Managing Director and Chief Investment Officer of Investment Grade Fixed Income of the Manager and certain of its affiliates. Mr. Barach is a member of TCW's mortgage backed securities group. Mr. Barach joined TCW in 1987 after being employed by Sun Life Insurance Company, where he was Senior Vice President and Chief of Investments. Previously, Mr. Barach served as head of Fixed Income Investments for the State of California Retirement System. Mr. Barach attended the Hebrew University of Jerusalem, where he received a B.A. degree in International Relations and an M.B.A. degree in Finance.

CLASS III DIRECTORS

    THE HON. JOHN A. GAVIN, 68, has been an unaffiliated director of the Company and a member of its Audit Committee since December 1997. Mr. Gavin is founder and, since 1968, chairman of Gamma Holdings, an international capital and consulting firm. He is a partner and Managing Director of Hicks, Muse, Tate & Furst (Latin America) and a Managing Director of Global Crossing and Pacific Capital Group. Mr. Gavin is a member of the board of directors of Atlantic Richfield Company (ARCO), International Wire Group and Krause's Furniture, Inc. Mr. Gavin is also a trustee of the Hotchkis & Wiley Funds (a Merrill Lynch company). From 1981 to 1986, Mr. Gavin was the United States Ambassador to Mexico. Mr. Gavin graduated from Stanford University with a degree in Economic History of Latin America.

    MARC I. STERN, 55, is Chairman and has been an affiliated director of the Company since September 1997. Mr. Stern is Vice Chairman of the Board of Directors of the Manager and TCW Asset Management Company, Chairman of the Board of Directors of TCW Funds Management, Inc. and a Director of The TCW Group, Inc. and Trust Company of the West. Mr. Stern is also President of The TCW Group, Inc., Chairman of the TCW Galileo Family of Funds and a trustee of the TCW/DW Funds. Mr. Stern joined TCW in 1990. Previously, Mr. Stern was President of SunAmerica, Inc., Managing

Director and Chief Administrative Officer of the Henley Group, Inc. and Senior Vice President of Allied-Signal, Inc. and related entities. Mr. Stern is also Director of Qualcomm, Inc. and the Los Angeles Music Center Opera, and a member of the Board of Trustees of The Salk Institute and Dickinson College. Mr. Stern received a B.A. degree from Dickinson College, an M.A. degree from the Columbia University School of Public Law and Government, and a J.D. degree from the Columbia University School of Law.

BIOGRAPHICAL INFORMATION REGARDING EACH EXECUTIVE OFFICER WHO IS NOT A DIRECTOR
  IS SET FORTH BELOW:

    DANIEL K. OSBORNE, 34, has been Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company since September 1997. Mr. Osborne is also a Senior Vice President of the Manager and certain of its affiliates. Mr. Osborne joined TCW in 1994 as part of its mortgage backed securities group, managing fixed income mutual funds. Prior to joining TCW, from 1992 to 1994, Mr. Osborne was a Vice President of ASR Investments Corporation ("ASR"), a publicly held REIT investing in Mortgage Assets. At ASR, Mr. Osborne was responsible for asset/liability management and the supervision and preparation of public reporting. Prior to his employment with ASR, Mr. Osborne was a Certified Public Accountant with Deloitte & Touche LLP specializing in REITs, mortgage securities and publicly held companies. He holds a B.S. degree in Accounting from Arizona State University.

    DAVID S. DEVITO, 36, has been Controller of the Company since March, 1999. Mr. DeVito is also a Managing Director and the Corporate Controller of the Manager and certain of its affiliates. Prior to joining TCW in 1993, Mr. DeVito was a Senior Manager with Deloitte & Touche LLP, specializing in serving the investment management and securities broker/dealer industries. He received his B.A. in Business Economics from the University of California at Los Angeles and is a Certified Public Accountant in the state of California. He is also a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

    JOSEPH J. GALLIGAN, 40, has been Senior Vice President of the Company since September 1997. Prior to joining TCW in 1991, Mr. Galligan was a Vice President at Smith Barney in the Mortgage-Backed Specialist Group. Prior to that, he spent five years at First Boston as Vice President in the same area. In addition, Mr. Galligan spent over three years at Scudder Stevens & Clark as a Portfolio Manager/Trader. He holds a B.S. degree in Economics with a concentration in Finance from the Wharton School of Business at the University of Pennsylvania. Mr. Galligan is a Chartered Financial Analyst.

    MICHAEL E. CAHILL, 48, has been Secretary of the Company since September 1997. Mr. Cahill is a Managing Director and General Counsel of the Manager and certain of its affiliates. Prior to joining TCW in 1991, Mr. Cahill was Senior Vice President and General Counsel of Act III Communications. Previously, he was in private law practice with O'Melveny & Myers and, prior to that, with Shenas, Robbins, Shenas & Shaw in San Diego. He is a member of the State Bar of California and of the Province of Ontario and is admitted to various courts, including the U.S. Supreme Court. Mr. Cahill holds B.A. degrees in Mathematics and Philosophy from Bishops University, Quebec, an LL.M. degree from Harvard University and an LL.B. degree from Osgoode Hall Law School, York University, Toronto.

    PHILIP K. HOLL, 49 has been Assistant Secretary of the Company since December 1997. Mr. Holl joined TCW in 1994 and is Senior Vice President and Associate General Counsel of the Manager and certain of its affiliates. Prior to joining TCW, Mr. Holl was General Counsel and Secretary to The Reserve Group of Mutual Funds (New York). Mr. Holl received a B.A. in Economics from Rutgers College, a J.D. from the Rutgers University School of Law (Camden) and a LL.M. from the New York University School of Law.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

BOARD OF DIRECTORS

    The Company is managed by a Board of Directors composed of seven members, a majority of whom are independent of the Company's management. The Board of Directors met six times in 1998. All directors attended 75% or more of the meetings held in 1998 by the Board of Directors.

AUDIT COMMITTEE

    The Board of Directors' Audit Committee consists of Messrs. Allen, Argue, Gavin and Gregory. Mr. Gavin serves as the Audit Committee's Chairman. The Audit Committee makes recommendations concerning the appointment of independent public accountants. The committee also reviews the Company's financial statements and meets with management, financial personnel and the independent public accountants to consider the adequacy of the internal controls of the Company. Since the audited 1997 financial statements covered less than one month of operations, the Audit Committee did not meet in 1998.

COMPENSATION COMMITTEE

    The Board of Directors' Compensation Committee is comprised entirely of directors independent of the Company's management and consists of Messrs. Allen, Argue, Gavin and Gregory. Mr. Allen serves as the Compensation Committee's Chairman. The Compensation Committee's primary duty is to administer the Company's Stock Option Plan. No interlocking relationship exists between the Company's Board of Directors or officers responsible for compensation decisions and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. The Compensation Committee met once in 1998 and Mr. Gavin did not attend the meeting.

NOMINATING COMMITTEE

    The Board of Directors does not have a standing nominating committee.

COMPENSATION OF DIRECTORS

    The Company pays an annual director's fee to each unaffiliated director of $10,000, a fee of $1,250 for each meeting of the Board of Directors attended by each unaffiliated director and reimbursement of costs and expenses of all directors for attending such meetings. The Company does not separately compensate affiliated directors.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of such forms that it received, or written representations from reporting persons that no Form 5's were required for such persons, the Company believes that, during fiscal 1998, all Section 16(a) filing requirements were satisfied on a timely basis.

                             EXECUTIVE COMPENSATION

    The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly paid executive officers for each of the two fiscal years ended December 31 since the Company's inception.

                         SUMMARY COMPENSATION TABLE(1)

                                                                                                 LONG TERM COMPENSATION
                                                                                             ------------------------------
                                                                                                         AWARDS
                                                                                             ------------------------------
                                                       ANNUAL COMPENSATION                                      NUMBER OF
                                      -----------------------------------------------------                    SECURITIES
NAME AND PRINCIPAL                                                        OTHER ANNUAL         RESTRICTED      UNDERLYING
POSITION                     YEAR        SALARY($)       BONUS($)        COMPENSATION(2)     STOCK AWARDS($)   OPTIONS(#)
-------------------------  ---------  ---------------  -------------  ---------------------  ---------------  -------------
Philip A. Barach ........       1997            --              --                 --                  --          40,000
  President &                   1998            --              --                 --                  --          26,000
  Chief Executive Officer

Jeffrey E. Gundlach .....       1997            --              --                 --                  --          40,000
  Chief Investment              1998            --              --                 --                  --          26,000
  Officer

Daniel K. Osborne .......       1997            --              --                 --                  --          35,000
  Executive Vice                1998            --              --                 --                  --          26,000
  President,
  Chief Operating Officer
  and Chief Financial
  Officer

Joseph J. Galligan ......       1997            --              --                 --                  --          25,000
  Senior Vice President         1998            --              --                 --                  --          16,000

Michael E. Cahill .......       1997            --              --                 --                  --          15,000
  Secretary                     1998            --              --                 --                  --           7,000


                              PAYOUTS
NAME AND PRINCIPAL         -------------       ALL OTHER
POSITION                   LTIP PAYOUTS      COMPENSATION
-------------------------  -------------  -------------------
Philip A. Barach ........           --                --
  President &                       --                --
  Chief Executive Officer
Jeffrey E. Gundlach .....           --                --
  Chief Investment                  --                --
  Officer
Daniel K. Osborne .......           --                --
  Executive Vice                    --                --
  President,
  Chief Operating Officer
  and Chief Financial
  Officer
Joseph J. Galligan ......           --                --
  Senior Vice President             --                --
Michael E. Cahill .......           --                --
  Secretary                         --                --

------------------------

(1) The officers of the Company are separately compensated by the Manager for certain of their duties performed on behalf of the Company.

(2) The options granted during 1998 included dividend equivalent rights ("DERs") which enable the option recipient to receive an amount equal to any dividends declared and paid by the Company on each underlying share. No DER payments were made during 1998.

STOCK OPTIONS GRANTED

    The following table represents the total number of stock options granted to executive officers of the Company during the year ended December 31, 1998.

           STOCK OPTIONS GRANTED DURING YEAR ENDED DECEMBER 31, 1998

                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                                                                                      ANNUAL RATES OF
                                               NUMBER OF                                                STOCK PRICE
                                              SECURITIES    PERCENT OF                                APPRECIATION FOR
                                              UNDERLYING   TOTAL OPTIONS   EXERCISE                    OPTION TERM(3)
                                                OPTIONS     GRANTED TO     PRICE(2)    EXPIRATION   --------------------
NAME                                          GRANTED(1)     EMPLOYEES     ($/SHARE)      DATE        5%($)     10%($)
--------------------------------------------  -----------  -------------  -----------  -----------  ---------  ---------
Philip A. Barach............................      26,000          21.3%       10.375     12/16/08     169,644    429,912
Jeffrey E. Gundlach.........................      26,000          21.3%       10.375     12/16/08     169,644    429,912
Daniel K. Osborne...........................      26,000          21.3%       10.375     12/16/08     169,644    429,912
Joseph J. Galligan..........................      16,000          13.1%       10.375     12/16/08     104,397    264,561
Michael E. Cahill...........................       7,000           5.7%       10.375     12/16/08      45,673    115,746

------------------------

(1) The options were granted on December 16, 1998 and are exercisable in two annual installments starting 12 months after the date of grant. These options include an equal number of attached DERs.

(2) The exercise price and tax withholding obligations incurred upon exercise of the options may be paid by the option holder by delivering already owned shares of Company common stock, including those which are issuable upon exercise of the options.

(3) The dollar amounts under these columns are the result of calculations at 5% and 10% compounded annual rates set by the SEC, and therefore are not intended to forecast future appreciation, if any, in the price of common stock.

OPTIONS EXERCISED AND YEAR END HOLDINGS

    The following table represents the total number of stock options exercised by executive officers of the Company during the year ended December 31, 1998, and the value of unexercised options held by executive officers of the Company as of December 31, 1998.

                    AGGREGATED OPTION EXERCISES IN 1998 AND
                        DECEMBER 31, 1998 OPTION VALUES

                                                                                               NUMBER OF
                                                                                              SECURITIES        VALUE OF
                                                                                              UNDERLYING       UNEXERCISED
                                                                                              UNEXERCISED     IN-THE-MONEY
                                                                                              OPTIONS AT       OPTIONS AT
                                                                                             DECEMBER 31,     DECEMBER 31,
                                                                                                1998(#)          1998($)
                                                                                             -------------  -----------------
                                                SHARES ACQUIRED ON                           EXERCISABLE/     EXERCISABLE/
NAME                                               EXERCISE(#)         VALUE REALIZED($)     UNEXERCISABLE    UNEXERCISABLE
----------------------------------------------  ------------------  -----------------------  -------------  -----------------
Philip A. Barach..............................      None Exercised                 0             0/66,000             0/0(1)
Jeffrey E. Gundlach...........................      None Exercised                 0             0/66,000             0/0(1)
Daniel K. Osborne.............................      None Exercised                 0             0/61,000             0/0(1)
Joseph J. Galligan............................      None Exercised                 0             0/41,000             0/0(1)
Michael E. Cahill.............................      None Exercised                 0             0/22,000             0/0(1)

------------------------

(1) The Company's common stock as of December 31, 1998 traded at a value less than the options' exercise price; the reported options are therefore not in-the-money options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The Company has been informed that as of the dates indicated the following persons were beneficial owners of more than five percent of the Company's common stock.

  CLASS OF          NAME AND ADDRESS OF            NUMBER OF SHARES            PERCENT OF VOTING
    STOCK            BENEFICIAL OWNER         BENEFICIALLY OWNED / AS OF   SECURITIES OUTSTANDING(1)
-------------  -----------------------------  --------------------------  ---------------------------
      Common   The TCW Group, Inc.               294,667 / Dec. 31, 1998                5.12%
               865 South Figueroa Street
               Los Angeles, CA 90017(2)

------------------------

(1) Based on 5,753,000 shares of common stock issued and outstanding as of April 23, 1999.

(2) This information was obtained from a Schedule 13G filing made by The TCW Group, Inc. and Robert Day (the "Reporting Persons") on April 30, 1999 regarding the Reporting Persons' ownership of the Company's common stock as of December 31, 1998. The TCW Group, Inc. reported sole voting and dispositive power of no shares of the Company's common stock, and shared voting and dispositive power of 294,667 shares of the Company's common stock owned by TCW Capital Investment Corporation, a subsidiary of The TCW Group, Inc. Robert Day reported sole voting and dispositive power of 66,667 shares of the Company's common stock, and shared voting and dispositive power of the 294,667 shares reported by The TCW Group, Inc. Robert Day's ownership position, including the double-counted shares, was reported as 6.3% of the voting securities outstanding.

    The following table shows shares of stock beneficially owned as of April 23, 1999 by all Directors, Executive Officers and all Directors and Officers as a group.

                                              NUMBER OF SHARES
  CLASS OF                                      BENEFICIALLY          PERCENT OF VOTING
    STOCK        NAME OF BENEFICIAL OWNER           OWNED         SECURITIES OUTSTANDING(1)
-------------  -----------------------------  -----------------  ---------------------------
      Common   Peter G. Allen                        18,333(2)                 0.32%
      Common   John C. Argue                         10,183(2)                 0.18%
      Common   Philip A. Barach                      84,133(3)                 1.46%
      Common   Michael E. Cahill                      5,000(4)                 0.09%
      Common   Joseph J. Galligan                    13,333(2)                 0.23%
      Common   John A. Gavin                          8,333(2)                 0.14%
      Common   Carl C. Gregory, III                  15,833(2)                 0.27%
      Common   Jeffrey E. Gundlach                   43,333(3)                 0.75%
      Common   Daniel K. Osborne                     41,667(5)                 0.72%
      Common   Marc I. Stern                         34,166(6)                 0.59%
      Common   All Directors and Officers as        270,814(7)                 4.63%
               a Group

------------------------

(1) Based on 5,753,000 shares of common stock issued and outstanding as of April 23, 1999 plus any shares issuable upon the Beneficial Owner's (or Owners') exercise of vested options.

(2) Includes 8,333 shares issuable upon the exercise of vested options.

(3) Includes 13,333 shares issuable upon the exercise of vested options.

(4) Includes 5,000 shares issuable upon the exercise of vested options.

(5) Includes 11,667 shares issuable upon the exercise of vested options.

(6) Includes 10,000 shares issuable upon the exercise of vested options.

(7) Includes 94,998 shares issuable upon the exercise of vested options.

                     REPORT FROM THE COMPENSATION COMMITTEE

    Because the Company does not pay direct compensation to its officers, the Compensation Committee's primary duty is to administer the Company's Stock Option Plan. During 1998, the Compensation Committee granted stock options to the following officers and directors of the Company: Peter G. Allen (12,000), John C. Argue (12,000), Philip A. Barach (26,000), Michael E. Cahill (7,000), Joseph J. Galligan (16,000), John A. Gavin (12,000), Carl C. Gregory, III (12,000), Jeffrey E. Gundlach (26,000), Philip K. Holl (9,000), Daniel K. Osborne (26,000) and Marc I. Stern (12,000). As to those options granted to the Compensation Committee, their grant was approved unanimously by the Board of Directors, including those members not on the Compensation Committee. The options were granted on December 16, 1998 and are exercisable in two equal annual installments starting 12 months after grant. The stock options also include an equal number of attached DERs.

    The philosophy behind the Committee's compensation program is to attract, retain and motivate skilled and talented executives, and align their compensation with the Company's performance. The Committee's objective has been to utilize equity-based compensation to provide appropriate incentives for the officers and directors to achieve the business objectives of the Company. The Committee believes that stock options are an important means to link the interests of officers and directors with stockholders and to encourage management to adopt a longer-term perspective. The Committee decided to include DERs with this year's grants so as to place optionees in a position more similar to stockholders, who receive returns both in the form of stock price appreciation and dividends. We feel DERs are particularly important to properly incentivize a REIT's officers and directors in light of the REIT rules requirement that most of the REIT's income be distributed. In determining the appropriate level of stock options and DERs, the Compensation Committee reviewed the option grants and other compensation levels established by similar real estate investment trusts.

                                          The Compensation Committee
                                          Peter G. Allen (Chairman)
                                          John C. Argue
                                          John A. Gavin
                                          Carl C. Gregory, III

                            TOTAL RETURN COMPARISON

    The following graph presents a total return comparison of the Company's common stock since the commencement of the Company's operations on December 4, 1997 through December 31, 1998, to the S&P Composite 500 Stock Index and the NAREIT Mortgage REIT Index. The total return reflects stock appreciation and the value of dividends for the Company's common stock and for each of the comparative indices. The information herein has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on December 4, 1997, the commencement of the Company's operations, and that all dividends were reinvested. The total return performance shown on the graph is not necessarily indicative of future total return performance.

                   TOTAL RETURN COMPARISON SINCE COMMENCEMENT
                        OF OPERATIONS (DECEMBER 4, 1997)
                           THROUGH DECEMBER 31, 1998

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            APEX MORTGAGE    S&P COMPOSITE     NAREIT MORTGAGE

             Capital, Inc.   500 Stock Index          REIT Index
12/4/97               $100              $100                $100
12/31/97            $93.60            $99.83              $95.27
12/31/98            $71.09           $128.37              $68.16

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In addition to being Chairman and a director of the Company, Mr. Stern is Vice Chairman and a director of the Manager. Mr. Barach, in addition to being President, Chief Executive Officer and a director of the Company is also a Group Managing Director of the Manager. Mr. Gundlach, the Vice Chairman and Chief Investment Officer of the Company, is also a Group Managing Director of the Manager. Mr. Osborne, in addition to being Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company, is also a Senior Vice President of the Manager. Mr. Cahill, Secretary of the Company, is also General Counsel, Secretary and a Managing Director of the Manager.

    The Manager will receive annual base management compensation based on the Average Net Invested Capital of the Company, payable monthly in arrears, equal to 3/4 of 1% of Average Net Invested Capital. "Average Net Invested Capital" means for any period (i) the arithmetic average of the sum of the gross proceeds of the offerings of its equity securities by the Company, after deducting any underwriting discounts and commissions and other expenses and costs relating to such offering, plus (A) the Company's retained earnings (taking into account any losses incurred) and (B) any non-cash charges or reserves, including depreciation, mark-to-market adjustments and unrealized credit loss, computed by taking the average of such values at the end of each month during such period, plus (ii) any unsecured debt approved by a majority of the Unaffiliated Directors to be included in Average Net Invested Capital, minus (iii) the cumulative amounts paid by the Company to repurchase its shares. For the year ended December 31, 1998, the Manager received a base management fee of $644,000 from the Company.

    The Manager shall also be entitled to receive as incentive compensation for each fiscal quarter, an amount equal to 30% of the Net Income of the Company, before incentive compensation, in excess of the amount that would produce an annualized Return on Equity equal to the Ten-Year U.S. Treasury Rate plus

1%. The incentive compensation calculation and payment will be made quarterly in arrears. The term "Return on Equity" is calculated for any quarter by dividing the Company's Net Income for the quarter by its Average Net Worth for the quarter. For purposes of calculating the incentive compensation payable, the definition "Return on Equity" is not related to the actual distributions received by stockholders or to an individual investor's actual return on investment. For such calculations, the "Net Income" of the Company means the taxable income of the Company (including net capital gains, if any) before the Manager's incentive compensation, net operating loss deductions arising from losses in prior periods and deductions permitted by the Internal Revenue Code of 1986, as amended, in calculating taxable income for a REIT plus the effects of adjustments, if any, necessary to record hedging and interest transactions in accordance with generally accepted accounting principles. A deduction for all of the Company's interest expenses for borrowed funds is taken into account in calculating Net Income. "Average Net Worth" for any period means the arithmetic average of the sum of the gross proceeds from the offerings of its equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offerings, plus the Company's retained earnings (without taking into account any losses incurred in prior periods) computed by taking the average of such values at the end of each month during such period, minus the cumulative amounts paid by the Company to repurchase its shares. For the Year Ended December 31, 1998 the Manager received $619,000 as incentive compensation.

                                 ANNUAL REPORT

    This proxy statement is accompanied by the mailing of the Annual Report to Shareholders for the fiscal year ended December 31, 1998, which contains financial and other information about the activities of the Company.

    THE COMPANY WILL FURNISH TO A SHAREHOLDER, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION (FORM 10-K) UPON RECEIPT OF A WRITTEN REQUEST TO INVESTOR RELATIONS, APEX MORTGAGE CAPITAL, INC., 865 SOUTH FIGUEROA STREET, LOS ANGELES, CALIFORNIA 90017.

                         PROPOSALS OF SECURITY HOLDERS

    Notice is hereby given that any shareholder proposal intended to be presented at the Annual Meeting of Shareholders in 2000 must be received at the Company's principal office on or before December 31, 1999.

                                          By Order of the Board of Directors

                                                 [SIGNATURE]

                                          Michael E. Cahill

Los Angeles, California
April 30, 1999

                          APEX MORTGAGE CAPITAL, INC.

                                    PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          IN CONJUNCTION WITH THE 1999 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints PHILIP A. BARACH and MARC I. STERN proxies with power to act without the other and with full power of substitution, and hereby authorizes them to represent and vote the shares of Common Stock of Apex Mortgage Capital, Inc. held of record by the undersigned on April 30, 1999, as directed on the reverse side and, in their discretion, on all other matters which may properly come before the 1999 Annual Meeting of Shareholders to be held on June 30, 1999, and at any adjournment or postponement thereof, as if the undersigned were present and voting at the meeting.

        Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

        PROPOSAL NO. 1: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES. PROXIES RECEIVED WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY. ANY RECEIVED PROXY THAT DOES NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

        PROPOSAL NO. 2: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS ITEM. PROXIES RECEIVED WILL BE VOTED FOR THIS ITEM UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

        IN ADDITION, PROXIES RECEIVED WILL BE VOTED IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE 1999 ANNUAL MEETING.

        Unless contrary instructions are given on the reverse, this Proxy shall be voted according to the recommendations of the Board of Directors.

                   (Continued, and to be signed and dated on the reverse side.)

                                                    APEX MORTGAGE CAPITAL, INC.
                                                    P.O. BOX 11444
                                                    NEW YORK, N.Y. 10203-0444

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

AUTHORITY GIVEN / /         AUTHORITY WITHHELD / /       ABSTAIN / /

Authority given, except authority to vote is withheld from the following Nominee(s):
           --------------------------------------------------------------

Authority to elect the following three (3) named Nominees to the Board of Directors to hold office until the Annual Meeting of Stockholders in 2002 and until their respective successors are duly elected and qualified.

   NOMINEES:   John C. Argue    Carl C. Gregory, III    Jeffrey E. Gundlach

(The Board of Directors recommends a vote FOR each of the Nominees.)

PROPOSAL NO. 2:
APPOINTMENT OF INDEPENDENT ACCOUNTANTS       FOR / /  AGAINST / /  ABSTAIN / /
(The Board of Directors recommends a vote FOR.)

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the Proxy Statement.

                                                  I/WE PLAN TO
                                                  ATTEND THE MEETING       / /

                                                  Change of Address and/or
                                                  Comments Mark Here       / /

                                                  Please print name(s) exactly
                                                  as it/they appear of record
                                                  in connection with those
                                                  shares over which you have
                                                  voting authority. Joint owners
                                                  should each sign personally.
                                                  Where applicable, indicate
                                                  your official position or
                                                  representation capacity.

                                                  Dated:                 , 1999
                                                        -----------------

                                                  -----------------------------
                                                  Signature(s)

                                                  -----------------------------
                                                  Print Names(s)

(PLEASE SIGN, DATE AND RETURN THIS PROXY          VOTES MUST BE INDICATED(X)
 IN THE ENCLOSED POSTAGE PREPAID ENVELOPE)        IN BLACK OR BLUE INK.     /X/